Exhibit 99.1

          COLUMBIA BANCORP REPORTS RECORD PROFITS, PERFORMANCE IN 2005

        NET INCOME ROSE 27% TO $13.7 MILLION, OR $1.36 PER DILUTED SHARE

  RAPID GROWTH IN LOAN PORTFOLIO IN FOURTH QUARTER CONTRIBUTES TO STRONG FINISH
                                     IN 2005

    THE DALLES, Ore., Jan. 25 /PRNewswire-FirstCall/ -- Columbia Bancorp (Nasdaq: CBBO), the financial holding company for Columbia River Bank, one of the Northwest's best-performing financial institutions (according to SNL Datasource), today reported continued acceleration in loan portfolio growth and market penetration that helped the company close 2005 as one of its strongest on record.

    *   2005 Return on Equity (ROE) was 19.01%, with 4Q05 ROE of 17.63%
    *   2005 Return on Assets (ROA) was 1.78%, with 4Q05 ROA of 1.66%
    * 2005 Net Interest Margin (tax equivalent) (NIM) was 5.95%, with 4Q05 NIM of 6.07%
    *   2005 Efficiency Ratio was 53.67%, with 4Q05 Efficiency Ratio of 53.94%

    For the year ended December 31, 2005, net income grew 27% to $13.7 million, or $1.36 per diluted share, compared to $10.7 million, or $1.08 per diluted share in 2004. Fourth quarter net income declined by 3% to $3.4 million or $0.34 per diluted share, compared to $3.5 million, or $0.35 per diluted share, in the same quarter a year ago.

    In the context of one-time occurrences, the bank reported in the fourth quarter of 2004, a one-time pre-tax gain of $671,000 from the sale of properties; in the fourth quarter of 2005, the bank recognized a benefit of $98,000, or $0.01 per diluted share, from the Oregon corporate tax kicker credit. On a pro-forma basis, the net income in the fourth quarter of 2005, would have been $3.3 million, or $0.33 per diluted share, representing an increase of 7% as compared to fourth quarter 2004 at $3.1 million, or $0.31 per diluted share.

    COMPANY BUSINESS TRENDS
    Columbia Bancorp President and Chief Executive Officer, Roger Christensen, said he is pleased with the bank's 2005 performance and its continued growth in the competitive Northwest market, and will continue our momentum and strategic focus as a springboard into 2006. "One of our specific goals for 2005 was balanced growth in loans and deposits," he said. "Our bank has a higher number of branch personnel per deposit dollar than the industry average. This higher staffing level allows us to continue the type of focus on customer service that results in growth of our core customer base."

    Christensen said the bank will concentrate in four key areas in 2006:

    *   Balanced deposit and loan growth
    *   Operational efficiency
    *   Well-planned branch expansion
    *   Customer convenience

    "We made significant process and technological improvements last year. These include reducing the amount of time necessary to open a customer account and incorporating multiple drive-up lanes in our branch design. Other improvements are more operations-oriented, like ensuring we have a reliable and tested back-up and disaster recovery system," he said.

    Customer input is influencing the company's direction for 2006. According to Shane Correa, Executive Vice President and Chief Banking Officer, customer convenience is a bank hallmark. "Our locations are convenient, and we're a better choice to the big banks," he said. "We want our customers to know they can talk with an experienced lender as soon as they walk in the door. These efforts along with others are paying off with growth in customer relationships and product penetration-we now average more than four products per household, well above many of our bank peers."

    INCOME STATEMENT PERFORMANCE
    Revenue (net interest income plus non-interest income) for the fourth quarter grew 15% to $13.9 million, compared to $12.1 million in the fourth quarter a year ago. Year-to-date revenues increased 20% in 2005 to $52.5 million from $43.7 million for 2004. Net interest income before the provision for loan losses grew 20% to $42.3 million for the year, and set a new quarterly record at $11.5 million for the fourth quarter 2005, a 24% improvement over the same quarter in 2004.

    The tax equivalent net interest margin was unchanged year-over-year at 5.95%. The fourth quarter figure was 6.07%, compared to 5.60% in the same quarter of 2004.

    Executive Vice President and Chief Financial Officer, Greg Spear, discussed net interest margin trends. "Our net interest margin surpassed expectations by growing to 6.07% in the fourth quarter. We've kept loan re- pricing relatively short and have managed our deposit pricing to ensure a proper balance between growth and customer retention," he said. "In addition, we maintained a disciplined approach to loan pricing, and by design did not tie deposit products to an index."

    Non-interest income for 2005 was $10.2 million, up 23% from $8.3 million last year. In the fourth quarter, non-interest income was $2.4 million, compared to $2.8 million a year ago. However, revenues increased in the areas of credit card discounts, CRB Financial Services and CRB Mortgage Team in quarter and annual comparisons.

    In 2005, non-interest expense was $28.2 million, with $7.5 million in the fourth quarter. The comparable figures for 2004 were $24.0 million and $6.4 million, respectively. The bank's compensation expense grew 23% year-over- year, attributable to the addition of 23 full-time employees and an increase in the incentive compensation due to performance-based bonuses.

    One-time occurrences for 2005 included:

    * 1Q05: $336,000 collection of interest income attributable to a non-accrual loan from the prior year
    *   2Q05: $561,000 sale of the mortgage servicing asset
    *   3Q05: $230,000 Oregon corporate tax kicker credit
    *   4Q05: $98,250 Oregon corporate tax kicker credit

    The bank reported 2005 quarterly diluted earnings per share consecutively of $0.33, $0.34, $0.35 and $0.34, for a full year diluted earnings per share of $1.36. However, after adjusting for one-time occurrences on a pro-forma basis, the results were $0.31, $0.31, $0.33 and $0.33, respectively, for a full year diluted earnings per share of $1.28. Essentially, this represents earnings on a per share basis from the company's core business units: retail banking, mortgage lending, financial services and bankcard.

    The provision for loan losses totaled $3.1 million in 2005 and $1.0 million for the fourth quarter, compared to $2.8 million and $120,000 for respective periods in 2004. The loan loss provision in the fourth quarter of 2005 was higher than the same quarter of 2004 due to stronger loan growth and higher loan charge-offs.

    The bank's efficiency ratio for 2005 was 53.67%, compared to 54.86% last year. In the fourth quarter 2005 the efficiency ratio was 53.94%, compared to 53.70% in the fourth quarter 2004. The efficiency ratio is an important measure of productivity in the banking industry and measures overhead costs as a percentage of total revenues.

    BALANCE SHEET PERFORMANCE
    The loan portfolio grew by 18% to $687.3 million at the close of 2005, compared to $583.9 million at the end of 2004. The bank reported robust loan growth in the fourth quarter, from strong demand for land development and construction lending.

    "We've maintained geographic diversification and continue to attract quality bankers with established loan portfolios," said Correa. "Our new Columbia River Capital Team, an alliance with a group of independent commercial loan brokers, produced $8.0 million in loans for Columbia River Bank during the fourth quarter."

    Total assets grew $121.0 million, or 17%, to $836.4 million in 2005, compared to $715.4 million at the end of 2004. Shareholders' equity increased 18% to $77.5 million, or $7.86 per outstanding share at December 31, 2005, compared to $65.9 million, or $6.78 per outstanding share at December 31, 2004. Tangible book value per common share at December 31, 2005, was $7.11, compared to $5.79 at December 31, 2004. "We were pleased to increase the dividend paid to our shareholders for the fourth quarter 2005, when the Board of Directors approved a 10% stock dividend," said Christensen. "The 10% stock dividend was paid to shareholders on January 16, 2006, just before the record date of our $0.09 per share cash dividend on January 17, 2006."

    Total deposits declined in the fourth quarter by $6.5 million, but increased for the calendar year by 17% to $707.8 million at December 31, 2005. Deposits ended December 31, 2004 at $606.9 million. Fourth quarter declines were in the areas of non-interest bearing, savings, and time certificates of deposit. These were offset by an increase of $10.7 million in interest- bearing demand accounts.

    ASSET QUALITY
    Non-performing assets at year end were $5.7 million, representing 0.68% of total assets, compared to $4.3 million, 0.60% of total assets a year ago. Net charge-offs at year-end 2005 were $1.8 million, 0.26% of gross loans, compared to $1.2 million, 0.20% of gross loans, at year-end 2004. "We will manage our risk of loan losses by continued improvement in loan processes, training and hiring practices," said Britt Thomas, Executive Vice President and Chief Credit Officer.

    The allowance for loan loss was $9.5 million, or 1.39% of gross loans, at December 31, 2005, compared to $8.2 million, or 1.40% of gross loans, at December 31, 2004.

    EARNINGS TELECONFERENCE AND WEBCAST
    Columbia will conduct a Teleconference and Webcast on Wednesday, January 25, 2006, at 12:00 noon Pacific Time (3:00 p.m. Eastern Time) when management, led by Roger Christensen, will discuss results for the fourth quarter and full year 2005. To participate in the call, dial 1-866-362-4832; the conference ID is 65405599. The live Webcast can be heard by going to Columbia Bancorp's web site, www.columbiabancorp.com, and clicking on Presentations/Webcast under the Investor Relations section.

    The call replay will be available starting two hours after the completion of the live call until January 30, 2006. To listen to the replay dial 1-888-286-8010 and use access code 25494579. The Webcast will be archived on Columbia Bancorp's website.

    ABOUT COLUMBIA BANCORP
    Columbia Bancorp (www.columbiabancorp.com) is the financial holding company for Columbia River Bank, which operates 20 branches located in The Dalles (2), Hood River, Bend (4), Madras, Redmond (2), Pendleton, Hermiston, McMinnville
(3), Canby and Newberg, Oregon, and in Goldendale, White Salmon and Richland, Washington. Columbia River Bank also provides mortgage-lending services through CRB Mortgage Team and brokerage services through CRB Financial Services Team.

    FORWARD LOOKING STATEMENTS
    This press release contains various forward-looking statements about plans and anticipated results of operations and financial condition relating to Columbia Bancorp. These statements include statements about management's present plans and intentions about our strategy, growth, and deployment of resources, and about management's expectations for future financial performance. Readers can sometimes identify forward-looking statements by the use of prospective language and context, including words like "may", "will", "should", "expect", "anticipate", "estimate", "continue", "plans", "intends", or other similar terminology. Because forward-looking statements are, in part, an attempt to project future events and explain management's current plans, they are subject to various risks and uncertainties that could cause our actions and our financial and operational results to differ materially from those set forth in such statements. These risks and uncertainties include, without limitation, our ability to estimate accurately the collectibility of our loans, economic and other factors that affect the collectibility of our loans, the impact of competition and fluctuations in market interest rates on Columbia's revenues and margins, management's ability to open and generate growth from new branches, and other risks and uncertainties that we have in the past, or that we may from time to time in the future, detail in our filings with the Securities and Exchange Commission ("SEC"). Information presented in this release is accurate as of the date the report was filed with the SEC, and we cannot undertake to update our forward-looking statements or the factors that may cause us to deviate from them, except as required by law.

INCOME STATEMENT
(Unaudited)
(In thousands, except per share data and ratios)

                                              Three Months Ended                   Twelve Months  Ended
                                                   Dec. 31,                               Dec. 31,
                                           -----------------------       %        -----------------------        %
                                              2005         2004        Change        2005        2004         Change
                                           ----------   ----------   ----------   ----------   ----------   ----------
Interest income                            $   14,704   $   11,541           27%  $   53,589   $   42,708           25%
Interest expense                                3,211        2,280           41%      11,302        7,328           54%
Net interest income before
 provision for loan losses                     11,493        9,261           24%      42,287       35,380           20%
Provision for loan losses                       1,035          120          763%       3,115        2,760           13%
Net interest income after
 provision for loan losses                     10,458        9,141           14%      39,172       32,620           20%

Non-interest income:
  Service charges and fees                      1,131        1,215           -7%       4,733        4,658            2%
  Credit card discounts
   and fees                                       118          116            2%         484          465            4%
  CRB Financial Services
   Team revenues                                  139          125           11%         613          520           18%
  Mortgage servicing, net                          --            2           --          172         (533)         132%
  Gain on sale of
   mortgage loans                                   2           30          -93%          84          196          -57%
  Mortgage loan
   origination income                             371          213           74%       1,522          928           64%
  Gain / (loss) from sale
   of assets                                       --          671           --          (39)         671         -106%
  Gain from sale of
   Mortgage Servicing
   Asset                                           --           --           --          561           --           --
  Gain from sale of loans                          --            6           --            3          101          -97%
  Other non-interest
   income                                         600          419           43%       2,055        1,306           57%
    Total non-interest
     income                                     2,361        2,797          -16%      10,188        8,312           23%

Non-interest expense:
  Salaries and employee
   benefits                                     4,501        3,626           24%      16,530       13,403           23%
  Occupancy expense                               791          756            5%       3,125        2,654           18%
  Data processing                                 116          134          -13%         462          513          -10%
  Other non-interest
   expense                                      2,064        1,897            9%       8,044        7,401            9%
    Total non-interest
     expense                                    7,472        6,413           17%      28,161       23,971           17%

Income before provision
 for income taxes                               5,347        5,525           -3%      21,199       16,961           25%
Provision for income
 taxes                                          1,958        2,020           -3%       7,529        6,226           21%
Net income                                 $    3,389   $    3,505           -3%  $   13,670   $   10,735           27%

Earnings per common share
  Basic                                    $     0.34   $     0.36           -4%  $     1.39   $     1.11           26%
  Diluted                                        0.34         0.35           -4%        1.36         1.08           26%
Cumulative dividend per
 common share                                    0.09         0.09           --         0.36         0.36           --

Book value per common
 share                                                                            $     7.86   $     6.78           16%
Tangible book value per
 common share (1)                                                                       7.11         5.79           23%

Weighted average shares
 outstanding (2)
  Basic                                         9,836        9,703                     9,803        9,675
  Diluted                                      10,110       10,000                    10,047        9,947
Actual shares
 outstanding (2)                                9,862        9,723                     9,862        9,723

                                         Quarter Ended         Year to Date
                                      -------------------   -------------------
                                      Dec. 31,   Dec. 31,   Dec. 31,   Dec. 31,
                                        2005       2004       2005       2004
                                      --------   --------   --------   --------
RATIOS
Interest rate yield on
 interest-earning assets,
tax equivalent                            7.75%      6.97%      7.53%      7.16%
Interest rate expense on
 interest-bearing
liabilities                               2.49%      1.91%      2.28%      1.72%
Interest rate spread, tax
 equivalent                               5.26%      5.06%      5.25%      5.45%
Net interest margin, tax
 equivalent                               6.07%      5.60%      5.95%      5.95%
Efficiency ratio (3)                     53.94%     53.70%     53.67%     54.86%
Return on average assets                  1.66%      1.93%      1.78%      1.64%
Return on average equity                 17.63%     21.62%     19.01%     17.50%
Average equity / average
 assets                                   9.41%      8.95%      9.36%      9.35%

(1) Total common equity, less goodwill and other intangible assets, divided by actual shares outstanding.
(2) Prior periods have been adjusted to reflect the 10% stock dividend, effective December 29, 2005.
(3) Non-interest expense divided by net interest income and non-interest income.

BALANCE SHEET
(Unaudited)
(In thousands)
                                                                       Year to
                                            Dec. 31,     Dec. 31,       Date
                                              2005         2004       % Change
                                           ----------   ----------   ----------
ASSETS
Cash and cash equivalents                  $   87,089   $   57,979           50%
Investment securities                          36,780       45,398          -19%
Loans:
  Commercial loans                            101,261       93,618            8%
  Agricultural loans                           84,271       79,224            6%
  Real estate loans                           291,283      247,045           18%
  Real estate loans - construction            184,332      139,415           32%
  Consumer loans                               13,775       14,386           -4%
  Loans held for sale                           4,477        2,517           78%
  Other loans                                   7,923        7,660            3%
    Total gross loans                         687,322      583,865           18%

  Unearned loan fees                           (1,513)      (1,556)           3%
  Allowance for loan losses                    (9,526)      (8,184)         -16%
      Net loans                               676,283      574,125           18%

Property and equipment, net                    15,784       15,223            4%
Goodwill                                        7,389        7,389           --
Mortgage servicing asset, net                      --        2,163         -100%
Other assets                                   13,029       13,096           -1%
       Total assets                        $  836,354   $  715,373           17%

LIABILITIES
Deposits:
  Non-interest bearing demand
   deposits                                $  220,450   $  172,422           28%
  Interest bearing demand deposits            278,070      211,240           32%
  Savings accounts                             41,128       35,926           14%
  Time certificates                           168,174      187,356          -10%
    Total deposits                            707,822      606,944           17%

Borrowings                                     49,815       39,014           28%
Other liabilities                               1,225        3,538          -65%
       Total liabilities                      758,862      649,496           17%

Shareholders' equity                           77,492       65,877           18%
       Total liabilities and
        shareholders' equity               $  836,354   $  715,373           17%

ADDITIONAL FINANCIAL INFORMATION
(Unaudited)
(In thousands, except quantities and ratios)

                                                Dec. 31,   Dec. 31,
                                                  2005       2004
                                                --------   --------
NON-PERFORMING ASSETS
Delinquent loans on non-accrual status          $  5,688   $  4,217
Delinquent loans on accrual status                    --         --
Restructured loans                                    40         --
Total non-performing loans                         5,728      4,217
Other real estate owned                               --        100
Total non-performing assets                     $  5,728   $  4,317

Total non-performing assets / total assets          0.68%      0.60%

                                              Quarter Ended         Year to Date
                                           -------------------   -------------------
                                           Dec. 31,   Dec. 31,   Dec. 31,   Dec. 31,
                                             2005       2004       2005       2004
                                           --------   --------   --------   --------
ALLOWANCE FOR LOAN LOSSES
Balance at beginning of period             $  9,202   $  8,150   $  8,184   $  6,612
Provision for loan losses                     1,035        120      3,115      2,760
Recoveries                                       31         42        189        103
Charge offs                                    (742)      (128)    (1,962)    (1,291)
Balance at end of period                   $  9,526   $  8,184   $  9,526   $  8,184

Allowance for loan losses / gross
 loans and loans held for sale                                       1.39%      1.40%
Non-performing loans / allowance for
 loan losses                                                        60.13%     51.53%

                                              Quarter Ended         Year to Date
                                           -------------------   -------------------
                                           Dec. 31,   Dec. 31,   Dec. 31,   Dec. 31,
                                             2005       2004       2005       2004
                                           --------   --------   --------   --------
FINANCIAL PERFORMANCE
Average interest-earning assets            $756,707   $663,785   $715,675   $601,058
Average gross loans and loans held
 for sale                                   667,614    582,410    623,500    544,945
Average assets                              810,521    721,022    768,191    655,674
Average interest-bearing
 liabilities                                511,966    473,769    495,650    426,773
Average interest-bearing deposits           481,626    434,605    461,999    388,680
Average deposits                            702,589    613,728    660,315    552,633
Average liabilities                         734,254    656,519    696,271    594,341
Average equity                               76,267     64,504     71,919     61,333

Mortgage loans produced (quantity)              181        126        799        529

SOURCE  Columbia Bancorp
    -0-                             01/25/2006
    /CONTACT: Roger L. Christensen, President and CEO, +1-541-298-6633, or rchristensen@columbiabancorp.com, or Greg B. Spear, Executive Vice President and CFO, +1-541-298-6612, or gspear@columbiabancorp.com, both of Columbia Bancorp/
    /Web site:  http://www.columbiabancorp.com /
    (CBBO)